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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) to be filed with the Securities and Exchange Commission on October 8, 1998 for the registration of shares of paired common stock of the Companies and to the incorporation by reference therein of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Seattle, Washington
October 1, 1998